UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2005 (December 12, 2005)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2005, Transmeridian Exploration Incorporated (the “Company”), together with its wholly-owned subsidiaries Transmeridian Exploration Inc. (“TMEI-BV”), TMEI Operating, Inc. (“TMEI Operating”) and Transmeridian (Kazakhstan) Incorporated (“Transmeridian Kazakhstan”), entered into and consummated definitive Purchase Agreements with several accredited and institutional investors (the “Purchasers”) with respect to the private placement of an aggregate 250,000 Units consisting of (1) an aggregate $250 million principal amount of Senior Secured Notes due 2010 of TMEI-BV and (2) Warrants to purchase in the aggregate approximately 17.3 million shares of the Company’s common stock. The Units were issued and sold for a purchase price of $1,000 per Unit. Each Unit consists of $1,000 principal amount of Notes and 69.054 Warrants to purchase an equal number of shares of the Company’s common stock.

The Notes are governed by the terms of an Indenture, dated as of December 12, 2005, by and among TMEI-BV, as issuer; the Company, TMEI Operating and Transmeridian Kazakhstan, as guarantors; and The Bank of New York, as trustee. The Notes, which will mature on December 15, 2010, bear interest at the rate of 12% per annum. Interest on the notes is payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2006, and at maturity.

In connection with the issuance of the Notes, TMEI-BV entered into an Escrow Agreement, dated as of December 12, 2005, with The Bank of New York, as trustee and escrow agent, under which $30 million of the proceeds of the private placement was deposited with the escrow agent to pay when due the first four quarterly interest payments on the Notes.

The Notes are guaranteed by the Company, TMEI Operating and Transmeridian Kazakhstan. The Company’s guarantee of the Notes is, in turn, secured by pledges of the outstanding capital stock of TMEI-BV and TMEI Operating pursuant to a Pledge Agreement, dated as of December 12, 2005, by and between the Company and The Bank of New York, as collateral agent and trustee. Pursuant to Section 4.40(b) of the Purchase Agreements, by no later than January 3, 2006, the Notes will also be guaranteed by Bramex Management, Inc. and JSC Caspi Neft TME and also secured by pledges of the outstanding capital stock of Bramex and Transmeridian Kazakhstan and by a similar encumbrance on the outstanding capital stock of Caspi Neft.

The Notes will be equal in right of payment to all future senior debt of TMEI-BV and will effectively be senior to all unsecured indebtedness of TMEI-BV to the extent of the value of the collateral securing the Notes, and will be senior in right of payment to any existing or future subordinated indebtedness of TMEI-BV. The guarantees of the Notes by the Company, TMEI Operating and Transmeridian Kazakhstan will effectively be senior to all unsecured indebtedness of each guarantor to the extent of the value of the collateral (if any) securing the guarantee, will be equal in right of payment to all existing and future senior debt of each guarantor and will be senior in right of payment to any existing or future subordinated indebtedness of each guarantor.

Prior to December 15, 2008, TMEI-BV may redeem, on one or more occasions, with the net cash proceeds of equity offerings by the Company and/or the proceeds of asset sales permitted under the Indenture, up to 35% of the Notes originally issued at a redemption price of (i) 106% of the principal amount of the Notes redeemed if the redemption occurs prior to June 15, 2006, or (ii) 112% of the principal amount of the Notes redeemed if the redemption occurs on or after June 15, 2006 but prior to December 15, 2008, plus in each case accrued and unpaid interest to the redemption date.

On or after December 15, 2008, TMEI-BV may redeem all or a part of the Notes at a redemption price of (i) 106% of the principal amount of the Notes redeemed if the redemption occurs prior to December 15, 2009, (ii) 103% of the principal amount of the Notes redeemed if the redemption occurs on or after December 15, 2009 but prior to June 15, 2010 or (iii) 100% of the principal amount of the Notes redeemed if the redemption occurs on or after June 15, 2010, plus in each case accrued and unpaid interest to the redemption date.

Within 30 days after the receipt by the Company or one of its subsidiaries (including TMEI-BV) of proceeds from a permitted asset sale, the Company or its subsidiary, as the case may be, may use such proceeds to effect a redemption of Notes as described above; any such proceeds that are not so applied will be deemed “excess proceeds” under the Indenture. If at any time the aggregate amount of “excess proceeds” exceeds $2 million, the Company and TMEI-BV will be required to make an offer to all holders of the Notes to purchase, on a pro rata basis, the maximum principal amount of the Notes that may be purchased with the excess proceeds at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

Upon a change of control/material adverse change event (as defined in the Indenture), each holder of the Notes may require TMEI-BV, to the extent it has not exercised its optional redemption rights described above, to repurchase some or all of the Notes held by such holder at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase.

If the Company and TMEI-BV fail to timely comply with the covenants set forth in Section 4.40(b) of the Purchase Agreements regarding the delivery of certain legal opinions, pledge agreements with respect to the pledges of the outstanding capital stock of Bramex and Transmeridian Kazakhstan, security documents with respect to the outstanding capital stock of Caspi Neft, supplemental indentures evidencing the guarantees of the Notes by Bramex and Caspi Neft and evidence of lien releases, the Company will be required to promptly redeem all of the Notes at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the redemption date.

If an event of default (as defined in the Indenture) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable at their principal amount, together with accrued and unpaid interest. However, an event of default resulting from a bankruptcy or similar proceeding or an event of default resulting from a breach by the Company and TMEI-BVI of its obligations under Section 4.40(b) of the Purchase Agreements described above, will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the trustee or the holders of the Notes.

In connection with the issuance of the Notes, the Company, TMEI-BV, TMEI Operating and Transmeridian Kazakhstan entered into a Registration Rights Agreement, dated as of December 12, 2005, with each of the Purchasers whereby we have agreed to offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act of 1933 (the “Exchange Notes”).

Under the Registration Rights Agreements, we will, at our cost, file an exchange offer registration statement with the SEC by March 13, 2006, and will use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the earlier of (i) June 12, 2006 or (ii) the fifth business day following the day on which the SEC informs us that it will not review the registration statement or that it has no further comments on the registration statement. Promptly following the effectiveness of the exchange offer registration statement, we will offer the Exchange Notes in exchange for the surrender of the Notes and will keep the exchange offer open for not less than 30 days after the date notice of the exchange offer is mailed to holders of the Notes. In the event we breach our obligations under the Registration Rights Agreements, TMEI-BV will be obligated to pay additional interest to holders of the Notes.

The Warrants are governed by the terms of a Warrant Agreement, dated as of December 12, 2005, by and between the Company and The Bank of New York, as Warrant Agent. Each Warrant, when exercised, will entitle the holder to receive one share of the Company’s common stock at an exercise price of $4.31 per share (such shares of common stock collectively, the “Warrant Shares”). The Warrant Agreement contains anti-dilution provisions. In addition, the exercise price of the Warrants will be adjusted as provided in the Warrant Agreement upon (i) the conversion of any shares of the Company’s outstanding Series A Cumulative Convertible Preferred Stock or (ii) the issuance of shares of the Company’s common stock to Kornerstone Investment Group, Ltd. in connection with the Company’s pending acquisition of Kornerstone’s carried working interest in the South Alibek Field discussed below.

The Warrants will be exercisable at any time on or after the earlier of (i) December 12, 2006 or (ii) the date a registration statement covering the issuance of the Warrant Shares upon exercise of the Warrants and resales of the Warrants and the Warrant Shares becomes effective, subject to the accelerated exercisability exceptions with respect to dividend declarations and certain corporate events described in the Warrant Agreement. The Warrants will expire on December 15, 2010.

The holders of the Warrants, as such, will have no right to vote on or consent with respect to matters submitted to the stockholders of the Company, receive notice of any meeting of the stockholders of the Company, receive dividends or other distributions on the Company’s common stock or share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company’s affairs.

In the event the Company is required to redeem the Notes upon a breach of Section 4.40(b) of the Purchase Agreements as described above, the Warrants and the certificates representing the Warrants will be canceled and the Warrant Agreement will terminate.

In connection with the issuance of the Warrants, the Company has agreed, via the Purchase Agreements, to file with the SEC, and to cause to become effective, a registration statement under the Securities Act of 1933 covering the issuance of the Warrant Shares upon exercise of the Warrants and resales of the Warrants and the Warrant Shares by the holders thereof. Under the Purchase Agreements, the Company is obligated to file the registration statement by March 13, 2006 and to use its reasonable best efforts to cause the registration statement to be declared effective by the earlier of (i) June 12, 2006 or (ii) the fifth business day following the day on which the SEC informs us that it will not review the registration statement or that it has no further comments on the registration statement. In the event the Company breaches its registration obligations with respect to the Warrants and the Warrant Shares, the Company will be required to issue additional Warrants to the holders of the Warrants and the Warrant Shares.

The Units were offered only to accredited investors in accordance with Regulation D under the Securities Act. The Notes, the Warrants and the Warrant Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Subject to the foregoing, the Notes and the Warrants comprising each Unit may be sold or otherwise disposed of separately.

On December 12, 2005, we issued a press release announcing the completion of the private placement of the Units (see exhibit 99.1 hereto).

Forms of the Purchase Agreement and Registration Rights Agreement entered into with each Purchaser, and the Indenture, the Escrow Agreement, the Pledge Agreement and the Warrant Agreement, are attached hereto as exhibits and are incorporated herein by reference in their entirety (see exhibits 10.1, 4.3, 4.1, 10.3, 10.2 and 4.2 hereto, respectively).

*        *        *        *

On December 13, 2005, the Company entered into a purchase agreement with Kornerstone pursuant to which the Company will acquire the 10% carried working interest in the South Alibek Field held by Kornerstone. Pursuant to the purchase agreement, which is expected to be consummated by December 31, 2005, the Company will pay Kornerstone a purchase price consisting of $15.25 million in cash and one million shares of the Company’s common stock. The Company intends to use a portion of the net proceeds of the private placement of the Units to fund its purchase price obligation under the purchase agreement.

On December 15, 2005, TMEI-BV consummated the previously-announced share sale and purchase agreement with Seeria Alliance Ltd. pursuant to which TMEI-BV acquired 100% of the authorized and issued shares of Bramex. Bramex owns the 50% of Caspi Neft not previously owned by TMEI-BV. As a result of the transaction, TMEI-BV now owns, directly or indirectly, 100% of the authorized and issued shares of Caspi Neft, which operates the South Alibek Field in Kazakhstan. In connection with the acquisition, TMEI-BV paid a total of $168 million, of which approximately $44 million was to repay the outstanding bank indebtedness of Caspi Neft and the remainder represented the purchase price paid to Seeria Alliance for the shares of Bramex. A portion of the net proceeds from the private placement of the Units was used to fund TMEI-BV’s obligations under the share sale and purchase agreement.

On December 15, 2005, we issued a press release announcing the completion of TMEI-BV’s acquisition of Bramex, the entering into of an agreement to acquire Kornerstone’s carried working interest in the South Alibek Field and updated reserve and cash flow estimates (see exhibit 99.2 hereto).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

In connection with the private placement of the Units, the Company and TMEI-BV, pursuant to confidentiality agreements with each of the Purchasers and other prospective investors, provided to the Purchasers and such prospective investors access to the preliminary reserves valuation report of Ryder Scott Company, independent petroleum consultants, dated November 7, 2005, and Ryder Scott’s final reserves valuation report dated November 15, 2005. Pursuant to Regulation FD, attached hereto as Exhibit 99.3 are excerpts from Ryder Scott’s final reserves valuation report dated November 15, 2005.

Also in connection with the private placement of the Units, the Company provided to each of the Purchasers and other prospective investors the supplemental disclosure attached hereto as Exhibit 99.4 regarding communications between the Company and its new auditors with respect to the Company’s internal controls over financial reporting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of December 12, 2005, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and The Bank of New York, as Trustee

4.2	Warrant Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Warrant Agent

4.3	Form of Registration Rights Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto

10.1	Form of Purchase Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto

10.2	Pledge Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Collateral Agent and Trustee

10.3	Escrow Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and The Bank of New York, as Escrow Agent and Trustee

23.1	Consent of Ryder Scott Company (independent petroleum engineers)

99.1	Press release issued by Transmeridian Exploration Incorporated on December 12, 2005 announcing the completion of the private placement of the Units

99.2	Press release issued by Transmeridian Exploration Incorporated on December 15, 2005 announcing the completion of Transmeridian Exploration Inc.’s acquisition of Bramex, the entering into of an agreement to acquire Kornerstone’s carried working interest in the South Alibek Field and updated reserve and cash flow estimates

99.3	Excerpts from Report of Ryder Scott Company dated November 15, 2005

99.4	Supplemental Disclosure dated December 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: December 16, 2005	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 12, 2005, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and The Bank of New York, as Trustee

4.2	Warrant Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Warrant Agent

4.3	Form of Registration Rights Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto

10.1	Form of Purchase Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto

10.2	Pledge Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Collateral Agent and Trustee

10.3	Escrow Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and The Bank of New York, as Escrow Agent and Trustee

23.1	Consent of Ryder Scott Company (independent petroleum engineers)

99.1	Press release issued by Transmeridian Exploration Incorporated on December 12, 2005 announcing the completion of the private placement of the Units

99.2	Press release issued by Transmeridian Exploration Incorporated on December 15, 2005 announcing the completion of Transmeridian Exploration Inc.’s acquisition of Bramex, the entering into of an agreement to acquire Kornerstone’s carried working interest in the South Alibek Field and updated reserve and cash flow estimates

99.3	Excerpts from Report of Ryder Scott Company dated November 15, 2005

99.4	Supplemental Disclosure dated December 2005